UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2009

Endocare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Technology Drive
Irvine, California 92618
(Address of principal executive offices)
949-450-5400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On June 7, 2009, Endocare, Inc. (“Endocare”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HealthTronics, Inc. (“HealthTronics”) and HT Acquisition, Inc., a wholly-owned subsidiary of HealthTronics (“Merger Sub”). On the terms and subject to the conditions of the Merger Agreement, Merger Sub will commence an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock of Endocare (the “Shares”), in exchange for: (i) $1.35 in cash, without interest (the “Cash Consideration”), or (ii) 0.7764 shares of HealthTronics common stock (the “Stock Consideration”), in each case, at the election of the holder and subject to adjustment and proration as set forth in the Merger Agreement. In addition to caps on the aggregate Stock Consideration, elections of Endocare stockholders will also be subject to proration such that (1) the maximum amount of cash payable in the Offer is $1.35 multiplied by 50% of the aggregate Shares tendered in the Offer and (2) the maximum number of shares of HealthTronics common stock payable in the Offer is 0.7764 multiplied by 75% of the total Shares tendered in the Offer. In certain circumstances, the Cash Consideration may increase by up to approximately $0.15 per share and the exchange ratio may increase by an amount that corresponds with such Cash Consideration increase, along with corresponding increases to the maximum aggregate amounts of cash and HealthTronics common stock payable in the Offer. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn shares constituting at least a majority of the fully diluted Shares, and certain other offer conditions set forth in Exhibit A to the Merger Agreement.
     Following the consummation of the Offer, the Merger Agreement provides that Endocare will merge with and into Merger Sub (the “Merger”), and Shares not acquired in the Offer will be converted into the right to receive, at the option of the Endocare stockholders, either the Cash Consideration or the Stock Consideration, subject to the same adjustments and prorations as in the Offer (other than (i) Shares held by holders who comply with the relevant provisions of Section 262 of the Delaware General Corporation Law regarding the rights of stockholders to demand appraisal of such shares in connection with the Merger and (ii) Shares held in the treasury of Endocare or owned by Endocare, any wholly-owned subsidiary of Endocare, HealthTronics, Merger Sub or any other wholly-owned subsidiary of HealthTronics).
     The Merger Agreement includes customary representations, warranties and covenants of the parties, including covenants that Endocare will run its business in the ordinary course of business consistent with past practice and will refrain from taking certain actions between the date of the Merger Agreement and the date of closing of the Merger. The Merger is subject to the successful completion of the Offer, approval of Endocare’s stockholders (if required by law), as well as other customary closing conditions. If, following the consummation of the Offer, HealthTronics or any wholly owned subsidiary of HealthTronics owns at least 90% of the outstanding Shares, the Merger Agreement provides that the Merger will be completed without a meeting of Endocare’s stockholders, in accordance with Section 253 of the Delaware General Corporation Law.
     The Merger Agreement restricts the ability of Endocare to enter into alternative transactions from the date of the Merger Agreement until the closing of the Merger. Endocare may, however, on the terms and subject to the conditions set forth in the Merger Agreement, provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal that Endocare’s board of directors determines constitutes or could reasonably be expected to lead to a “Superior Proposal” (as defined in the Merger Agreement). In addition, if Endocare’s board of directors determines that its fiduciary duties under Delaware law require it to do so, Endocare’s board of directors may withdraw or modify its recommendation that the stockholders of Endocare tender their Shares into the Offer and vote in favor of the Merger Agreement and the Merger (if stockholder approval is required to approve the Merger), and may terminate the Merger Agreement. Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Offer, HealthTronics is entitled to designate appointees to the Endocare board of directors such that its designees constitute at least a majority of the Endocare board of directors and each committee thereof.
     The Merger Agreement contains certain customary termination rights for both Endocare and HealthTronics, including by mutual written consent. Pursuant to the Merger Agreement, upon termination under specified circumstances, Endocare or HealthTronics, as the case may be, is required to pay to the other party a termination fee of $450,000 plus transaction expenses up to an additional $150,000. The Merger Agreement terminates pursuant to its terms if the Offer has not been consummated on or prior to September 30, 2009, unless the parties agree otherwise.
     The boards of directors of both Endocare and HealthTronics have unanimously approved the Offer, the Merger, the Merger Agreement and the related transactions. In addition, Endocare’s executive officers and directors have entered in a Tender and Voting Agreement with HealthTronics whereby they have committed to tender all Shares owned by them into the Offer.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Form 8-K and is incorporated in this Form 8-K by reference. The Merger Agreement is included as an exhibit to this Current Report on Form 8-K to provide you with information regarding the terms of the transactions described therein and is not intended to provide any other factual information or disclosure about Endocare, HealthTronics or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Endocare’s public disclosures. Investors are not third-party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Endocare, HealthTronics or HT Acquisition or any of their respective subsidiaries or affiliates. Information regarding Endocare is provided in Endocare’s other SEC filings, which are available at www.endocare.com and on the SEC’s website at www.sec.gov.

     HealthTronics is a customer of and acquires cryoablation products from Endocare. As previously reported in Endocare’s Annual Report on Form 10-K for the year ended December 31, 2008, HealthTronics (through a wholly-owned subsidiary) accounted for 37.0% and 42.1% of Endocare’s revenues for 2008 and 2007, respectively.
Item 1.02 Termination of Material Definitive Agreement.
     Agreement and Plan of Merger with Galil Medical Ltd.
     On June 5, 2009, Endocare sent notice to Galil terminating its previously announced Agreement and Plan of Merger, dated November 10, 2008 (as amended, the “Galil Merger Agreement”), by and among Endocare, Orange Acquisitions Ltd. (“Orange Acquisitions”), a wholly owned subsidiary of Endocare, and Galil Medical Ltd. (“Galil”), which provided for the merger of Orange Acquisitions with and into Galil (the “Galil Merger”) with Galil surviving the Galil Merger and becoming a wholly-owned subsidiary of Endocare.
     Endocare terminated the Galil Merger Agreement as a result of the failure by the United States Federal Trade Commission to close its investigation into whether the Galil Merger violated certain U.S. antitrust laws, which caused certain conditions to closing of the Galil Merger to become incapable of fulfillment. Pursuant to the Galil Merger Agreement, each party had the unilateral right to terminate the Galil Merger Agreement under such circumstances.
     Stock Purchase Agreement
     As a result of the termination of the Galil Merger Agreement, that certain Stock Purchase Agreement, dated as of November 10, 2008, by and among Endocare and certain existing shareholders of Endocare and Galil, relating to the proposed sale by Endocare of up to 16.25 million shares of its common stock at a purchase price of $1.00 per share automatically terminated pursuant to its terms.
Item 7.01 Regulation FD Disclosure.
     On June 8, 2009, Endocare and HealthTronics issued a joint press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Forward-Looking Statements
     Statements made in this Current Report on Form 8-K that are not strictly historical, including statements regarding plans, objectives and future financial performance, are “forward-looking” statements. Although Endocare believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, among others, the risk that the Offer and the Merger will not close; the risk that HealthTronics’ business and/or Endocare’s business will be adversely impacted during the pendency of the Offer and the Merger; the risk that the operations of the two companies will not be integrated successfully; the risk that

HealthTronics’ expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated; the risk that demand for and acceptance of HealthTronics’ or Endocare’s products or services may be reduced; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competitive and technological changes and other risk factors relating to our industry, including those detailed from time to time in Endocare’s reports filed with the SEC. There can be no assurance that the proposed Merger will in fact be consummated. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Unless required by law, Endocare undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information
     The Offer described herein has not commenced. HealthTronics intends to file a Registration Statement on Form S-4 (the “Form S4”) and a Tender Offer Statement on Schedule TO (the “Schedule TO”) with the Securities and Exchange Commission (the “SEC”) containing information about the transaction and related matters. Endocare intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”). The Form S-4, Schedule TO, the prospectus/offer to exchange to be included in the Form S-4, and the Schedule 14D-9 have not yet been filed. STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY ONCE THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD UNDERSTAND BEFORE MAKING A DECISION.
     Investors will be able to obtain free copies of the Form S-4, Schedule TO, prospectus/offer to exchange to be included in the Form S-4 and the Schedule 14D-9, as well as other future filings containing information about the transaction filed with the SEC by Endocare or HealthTronics through the web site maintained by the SEC at www.sec.gov. Free copies of the Schedule 14D-9, when available, and other documents filed by Endocare with the SEC may also be obtained from Endocare by making a request to Allen & Caron at (949) 474-4300. In addition, investors may access copies of the documents filed with the SEC by Endocare on Endocare’s website at www.endocare.com when they become available.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 7, 2009, by and among Endocare, Inc., HT Acquisition, Inc. and HealthTronics, Inc.

99.1	Press release, dated June 8, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
Date: June 8, 2009	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 7, 2009, by and among Endocare, Inc., HT Acquisition, Inc. and HealthTronics, Inc.

99.1	Press release, dated June 8, 2009.